EXHIBIT 4.1


                         COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of December 26, 2003 by and between EP MedSystems, Inc., a New Jersey corporation with its principal office at 575 Route 73 North, Building D, West Berlin, New Jersey 08091-9293 (the "Company"), and each of the several purchasers named in Exhibit A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

     WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of (i) up to 3,200,000 shares (the "Shares") of the authorized but unissued shares of the Company's common stock, no par value, stated value $0.001 per share (the "Common Stock"); and

     WHEREAS, each Purchaser, severally, wishes to purchase the number of Shares shown next to its name on Exhibit A hereto, all upon the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" of a party means any other Person controlling, controlled by or under common control with the specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

         "GAAP" means United States generally accepted accounting principles.

          "Majority Purchasers" shall mean Purchasers which, at any given time, hold greater than fifty percent (50%) of the outstanding Shares.

          "Material Adverse Effect" shall mean a material adverse effect on the prospects, condition (financial or other), business, operations, assets, liabilities, or results of operations of the Company and its subsidiaries, taken as a whole.

         "NASD" means the National Association of Securities Dealers, Inc.

          "Person" shall mean an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.
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          "Registration  Rights Agreement" shall mean that certain  Registration
     Rights Agreement, dated as of the Closing Date, among the Company and the Purchasers.

         "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2.   Purchase and Sale of Shares.

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing, (i) the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $2.56 per share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto. The Company shall be obligated to register the Shares pursuant to the terms and conditions set forth in the Registration Rights Agreement.

2.2 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Heller Ehrman White & McAuliffe LLP in New York, New York on December 26, 2003, or at such other location, date and time as may be agreed upon between the Majority Purchasers and the Company (the "Closing Date"). At the Closing, the Company shall authorize its transfer agent to issue to each Purchaser, against delivery of payment for the Shares by wire transfer of immediate available funds in accordance with the Company's instructions, one or more stock certificates registered in the name of each Purchaser, representing the number of shares set forth opposite the appropriate Purchaser's name on Exhibit A hereto, and bearing the legend set forth in Section 6.2 hereof. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.

2.3 Independent Purchasers. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby and that each Purchaser has separately negotiated the terms of this Agreement. Nothing contained herein or in any agreement or document relating to this transaction, and no action taken by any Purchaser, shall be deemed to constitute the Purchasers as, or to create any presumption that the Purchasers are in any way acting in concert or as, a group with respect to the obligations or transaction hereunder. No Purchaser has relied upon any other Purchaser for advice in entering into the transactions contemplated hereby.

3.   Representations   and  Warranties  of  the  Company.   The  Company  hereby
     represents and warrants to each of the Purchasers as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to Conduct its business as now conducted. Each subsidiary as referred

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     to in the SEC Documents  (as  hereinafter  defined) is a  corporation  duly organized,  validly  existing  and in good  standing  under the laws of the
     jurisdiction  of  its   incorporation  and  has  all  requisite  power  and
     authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership,
     limited   liability   company,    unincorporated   business   organization,
     association, trust or other business entity.

3.2      Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 5,000,000 shares of preferred stock of the Company, no par value per share, of which 373,779 shares are issued and outstanding; and (ii) 30,000,000 shares of Common Stock, no par value, $.001 stated value per share, of which, immediately prior to the consummation of the transactions contemplated hereby, 19,862,179 shares are issued and outstanding and all such outstanding shares are validly issued, fully paid and nonassessable; (iii) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Long Term Incentive Plan; (iv) 540,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Director Option Plan; and (v) 600,000 shares of Common Stock reserved for issuance pursuant to the Company's 2002 Directors Plan. With respect to the 1995 Long Term Incentive Plan, the 1995 Stock Option Plan, the 2002 Stock Option Plan and other non-plan stock options and warrants, an aggregate of 3,274,577 options and warrants have been granted or issued and are outstanding as of the Closing Date.

(b) There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Amended and Restated Certificate of Incorporation or By-Laws of the Company or by agreement or otherwise. Except as set forth in this Section
     3.2 and except as set forth in the SEC Documents, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for such shares.

(c)  There  are  no  stockholder  agreements,   voting  agreements,  or  similar
     agreements with respect to the Common Stock to which the Company is a party, or to the knowledge of the Company, by or between any stockholders of the Company or any of its Affiliates.

3.3 Authorization. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement, to issue the Shares and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement (including, without limitation, the issuance of the Shares). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken or will be taken prior to

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     the Closing Date. When executed and delivered by the Company,  each of this
     Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

3.4 Valid Issuance of the Shares. The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be validly issued, fully paid and nonassessable, free from all liens, claims, encumbrances with respect to the issuance of such Shares and will not be subject to any preemptive or similar rights. Except for blue sky filing fees, if any, there are no state or city taxes, fees or other charges payable in connection with the execution or delivery of this Agreement, the Registration Rights Agreement and the Shares.

3.5 Financial Statements. The Company has furnished to each Purchaser its audited Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year ended December 31, 2002, its audited Balance Sheet as of December 31, 2002, its unaudited Statements of Income, Stockholders' Equity and Cash Flows for the period from December 31, 2002 through September 30, 2003 and its unaudited Balance Sheet as of September 30, 2003. All such financial statements are hereinafter referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with U.S. generally accepted accounting principles because of the absence of footnotes and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be have a Material Adverse Effect. Since September 30, 2003, to the Company's knowledge, (i) there has been no development or change (actual or threatened), individually or in the aggregate, having a Material Adverse Effect, (ii) except as set forth in an SEC Document (as defined below), there does not exist any condition reasonably likely to result in a Material Adverse Effect and (iii) the Company has conducted its business only in the ordinary course consistent with past practice. The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which were not fully reflected in, reserved against or otherwise described in the Financial Statements or the notes thereto, or incurred in the ordinary course of business consistent with the Company's past practices, all of which individually and in the aggregate do not or would not have a Material Adverse Effect.

3.6 SEC Documents. The Company has made available to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, the Company's Quarterly Report on Form 10-QSB/A for the three months ended March 31, 2003, and the Company's Quarterly Reports on Form 10-QSB for the three months ended June 30, 2003 and September 30, 2003 and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing on December 31, 2002 and ending on the date hereof. The Company will, promptly upon the filing thereof, also make available to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K), registration statements and

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     definitive  proxy  statements  filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.6 being called, collectively, including any amendments thereto, the "SEC Documents"). Since January 1, 2003, the Company has timely made all filings required to be made by it under the Exchange Act and the securities laws of any state, and any rules and regulations promulgated thereunder. The SEC Documents comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof. The Company is eligible to use a registration statement on Form S-3 with respect to the registration of Registrable Securities (as such term is defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

          3.7 Consents. Except for filings under federal and applicable state securities laws and except for Permits (as defined below), the absence of which either individually or in the aggregate would not have a Material Adverse Effect, all permits, consents, approvals, orders, authorizations of, or declarations to (collectively, "Permits") or filings with any federal, state, local or foreign court, governmental or regulatory authority, or other person (including third party consents) required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained or will be obtained prior to the Closing Date, and will be effective as of the Closing Date.

3.8 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (x) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under
     (i) any provision of the Amended and Restated Certificate of Incorporation or bylaws of the Company or (ii) any agreement or instrument, Permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company, any of its subsidiaries or their respective properties or assets or (y) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any of its subsidiaries' assets, properties or outstanding capital stock.

3.9 Brokers or Finders. Except for C.E. Unterberg, Towbin, a California limited partnership (the "Placement Agent"), the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to the Placement Agent and Adams, Harkness & Hill, Inc., the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

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3.10 Nasdaq SmallCap  Market.  The Common Stock is listed on The Nasdaq SmallCap
     Market, and there are no proceedings to revoke or suspend such listing. The issuance of the Shares will not contravene any NASDAQ Marketplace Rule. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from The Nasdaq SmallCap Market. The Company has not received any notification that, and has no knowledge that, the SEC or the NASD is contemplating terminating such listing or registration. The issuance of the Shares does not require stockholder approval, including, without limitation, as may be required pursuant to the Nasdaq Marketplace Rules.

3.11 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any governmental body against the Company, its subsidiaries, its activities, properties or assets or any officer, director, or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same. The Company is not a party to, or subject to the provisions of any order, writ or injunction, judgment or decree of any court or government agency or instrumentality.

3.12 Fiduciary Duties. The Company represents and warrants that, to the best of its knowledge, none of its directors or officers is or has been the subject of, or a defendant in: (i) an enforcement action or prosecution (or settlement in lieu thereof) brought by a governmental authority relating to a violation of securities, fiduciary or criminal laws, or (ii) a civil action (or settlement in lieu thereof) brought by stockholders or investors for violation of duties owed to the stockholders or investors.

3.13 Title to Property and Assets. Except as disclosed in the SEC Documents, each of the Company and its subsidiaries owns its property and assets free and clear of all mortgages, liens, loans, claims, charges and encumbrances, and except such encumbrances and liens that arise in the ordinary course of business and do not materially impair their respective ownership or use of such property or assets. With respect to property and assets it leases, the Company is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, charges, claims or encumbrances, except to the extent any such lien, charge, claim or encumbrance would not have a Material Adverse Effect.

3.14     Patents. Trademarks. Proprietary Rights.

(a) To the Company's knowledge, each of the Company and its subsidiaries owns or has the right to use all of the Intellectual Property Rights (as defined below), except where such failure would not have a Material Adverse Effect on the business, properties or assets of the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means all patents, copyrights, trademarks, service marks, trade

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     names,  permits,  trade secrets,  computer  programs,  software designs and related materials and other intellectual property that are used by the Company or a subsidiary and are material to the conduct of the Company's or a subsidiary's business.

(b) To the Company's knowledge, the Company's and each subsidiary's use and enjoyment of the Intellectual Property Rights do not violate any license or conflict with or infringe the intellectual property rights of others in a manner which would materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

3.15 Environmental Matters. Except as set forth in the SEC Documents, to the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation could reasonably be expected to result in a Material Adverse Effect, and to the best of its knowledge, no expenditures are required in order to comply with any such existing statute, law or regulation, which expenditures could reasonably be expected to result in a Material Adverse Effect.

3.16 Permits. Each of the Company and its subsidiaries possesses all Permits or similar authority necessary to conduct its business as described in the SEC Documents, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries ("Material Permits"), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.17 Employees. To the Company's knowledge, no strike, labor dispute or union organizing activities are pending or threatened against the Company or any of its subsidiaries by its employees. No employees belong to a union or collective bargaining unit. To the Company's knowledge, neither the Company nor any of its subsidiaries has any workers' compensation liabilities.

3.18 Tax Matters. The Company has filed all tax returns and reports as required by federal, state, local, and foreign law and has paid all taxes shown thereon that have become due and payable. Such returns and reports were materially accurate and complete when filed and reflect all taxes and other assessments due thereunder to be paid by the Company, except those contested by it in good faith. The provision for taxes of the Company included in the provision for accrued liabilities in the Company's Financial Statements is adequate for taxes due or accrued as of the dates thereof. The Company has never had any material tax deficiency proposed or assessed against it.

3.19 Compliance with Certificate of Incorporation and By-laws; Compliance with Laws. The Company is not in violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws. The business and operations of the Company and each of its subsidiaries have been conducted in accordance with all applicable laws, rules and regulations of all governmental agencies, authorities and instrumentalities (including, without limitation, under the Employee Retirement Income Security Act of 1974, as amended, laws and regulations administered by the Food and Drug Administration, and all laws relating to the employment of labor), except

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     for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

3.20 Insurance. The Company and each of its subsidiaries maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.21 Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Company is not directly or indirectly controlled by or acting on behalf of any person that is an "investment company" within the meaning of the Investment Company Act.

3.22 Compliance With Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer and sale by the Company of the Shares are exempt from the registration and prospectus delivery requirements of the Securities Act. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock) within the six (6) month period preceding the date hereof or taken any other action, or failed to take any action, that, in any such case, would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares as contemplated hereby or
     (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASD, as applicable. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Shares or any Common Stock) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the offer and sale to the Purchasers of the Shares as contemplated by this Agreement, including, without limitation, the filing of a registration statement under the Securities Act. No form of general solicitation or advertising within the meaning of Rule 502(c) under the Securities Act has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Shares as contemplated by this Agreement or any other agreement to which the Company is a party.

3.23 Registration Rights. Except as set forth in the SEC Documents, there are no Persons (except the Purchasers and their permitted transferors hereunder) with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act which have not been satisfied.

3.24 Related Party Transactions. Except as set forth in the SEC Documents, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Except as set forth in the SEC Documents, no director or Affiliate nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is a participant in any transaction to which the Company or any subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any subsidiary or (iii) has entered into any transaction with the Company or any subsidiary that would be required to be disclosed under Item 404 of Regulation S-K.

3.25 Contracts. All contracts and agreements filed or required to be filed as exhibits to the SEC Documents filed prior to the date hereof, except such contracts and agreements that have expired by their own terms (collectively, "Contracts") are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the best knowledge of the Company, the other parties thereto; the Company and, to the best knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

3.26 Disclosure. Neither this Agreement nor the SEC Documents taken together contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, neither it nor, any Person on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes, or might reasonably be expected to constitute, material, non-public information. The Company understands and confirms that each of such Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

3.27 Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

3.28 Disclosure Controls and Procedures. The Company and its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) . To the Company's best knowledge, the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms.

4.   Representations,   Warranties  and  Agreements  of  the  Purchasers.   Each
     Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to, and agrees with, the Company as follows:

4.1 Authorization. Such Purchaser has all requisite power under its constituent documents to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement. All action on the part of such Purchaser and, if applicable, its officers, directors, stockholders, managers, members and equityholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3  Investor  Status;  Etc.  Such  Purchaser  certifies  and  represents to the
     Company that at the time such Purchaser acquires any of the Shares, such Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Such Purchaser has received and carefully reviewed descriptive materials relating to the Company and any other materials relating thereto that such Purchaser has requested. Such Purchaser has had an opportunity to ask questions of and receive answers from the authorized representatives of the Company, and to review any relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to such Purchaser's full satisfaction. No Person other than the Company or its authorized representatives, has offered the securities to the Purchaser. Such Purchaser is acquiring the Shares for such Purchaser's own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, in any manner in violation of applicable United States federal or state securities laws or the rules or regulations promulgated thereunder. Such Purchaser has made no agreement with others regarding any sale, transfer, assignment or other disposition of any interest in the Shares. Such Purchaser is aware that, in the view of the SEC and certain state securities commissions, a purchase of the Shares now with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged as security, would represent an intent inconsistent with this representation. Such Purchaser further represents and agrees that if, contrary to the foregoing intentions, such Purchaser should later desire to dispose of or transfer any of the Shares in any manner, such Purchaser shall not do so without first complying with the provisions of Section 6.1. Such Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Shares. The foregoing shall in no way limit or modify the representations of the Company set forth in Section 3 hereof.

4.4 Shares Not Registered. Such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under (i) any provision of the organizational documents of such Purchaser or (ii) any judgment, Order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.6 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.8 Agreement with Respect to Short Sales. Neither the Purchasers nor any of their respective Affiliates nor any person acting on their behalf will have entered into for a period of 5 days prior to the Closing Date, any "short sale" (as such term is defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended).

5.   Conditions Precedent.

5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent (or waiver by such Purchaser):

(a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b) Prior to the Closing Date, no event shall have occurred which has had a Material Adverse Effect shall have occurred and the Company shall have performed all covenants, agreements, obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No suit, action, or other proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d) The purchase of and payment for the Shares by such Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, Permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) shall have been duly obtained or made and shall be in full force and effect.

(e) The Company shall have complied with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Shares, and each Purchaser, at such Purchaser's request, shall have been provided reasonable evidence thereof.

(f) The Common Stock of the Company (i) shall be designated for quotation or listed on The Nasdaq SmallCap Market and (ii) shall not have been suspended from trading on The Nasdaq SmallCap Market.

(g) The Registration Rights Agreement shall have been executed and delivered by the Company.

(h)  A  certificate  shall have been  delivered  by the  Company,  signed by its
     President or Chief Executive Officer, to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, as though newly made on and as of that date (except for representations and warranties which speak as of the date of the Agreement or as of another specific date or period covered thereby) and (ii) the Company has performed or complied with, in all material respects, all of its covenants contained in this Agreement and required to be performed or complied with on or before Closing Date.

(i) The Company shall have delivered to each Purchaser an opinion of counsel for the Company, dated the Closing Date, in substantially the form of Exhibit B attached hereto.

(j) A stock certificate shall have been delivered by the Company, registered in the name of such Purchaser or nominee as designated by such Purchaser in writing, representing the number of shares of Common Stock purchased by such Purchaser, free of all restrictive and other legends (except as provided in Section 6.2 hereof), against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

(k) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

(l) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(m) The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company's Secretary attaching and certifying to the truth and correctness of (i) the Company's Amended and Restated Certificate of Incorporation, (ii) the Company's Bylaws and (iii) the resolutions adopted by the Company's Board of Directors in connection with the transactions contemplated by this Agreement.

(n) Purchasers shall have committed, pursuant to the terms hereof, to purchase an aggregate of at least 2,500,000 Shares.

5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing, to issue and sell to each Purchaser the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent (or waiver by the Company):

(a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b) The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

(c) Such Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the

     Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e) The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, Permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f) Such Purchaser shall have executed and delivered to the Company an executed Investor Questionnaire, in substantially the form attached hereto as Exhibit C, pursuant to which each such Purchaser shall provide information necessary to confirm each such Purchaser's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act).

(g) The Company shall have received executed agreements (which may be a counterpart signature to this Agreement) from each of the Purchasers to purchase, in accordance with this Agreement, the number of shares of Common Stock set forth on Exhibit A opposite its name under the heading "Number of Shares to be Purchased."

(h) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including, without limitation, records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(i) Purchasers shall have committed, pursuant to the terms hereof, to purchase an aggregate of at least 2,500,000 Shares.

6.       Transfer; Legends.

6.1 Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder, except: (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if reasonably requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be voidable by the Company; provided, however, that no opinion will be required in connection with (1) a public sale or transfer of Shares pursuant to an effective registration statement in connection with which such Purchaser represents in writing to the Company that such Shares have been or are being sold pursuant to such registration statement; (2) a public sale of Shares pursuant to Rule 144 under the Securities Act if such Purchaser has delivered to the Company a customary and accurate Rule 144 broker's and seller's representation letter; or (3) a sale of shares pursuant to Rule 144(k) under the Securities Act if such Purchaser has delivered to the Company a customary and accurate Rule 144 seller's representation letter. The Company shall not register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2 Legends. Each certificate representing any of the Shares shall be endorsed with a legend in substantially the form set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY ONLY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR (II) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT, AND TO THE EXTENT PERMITTED BY SECTION 6.1 OF THE COMMON STOCK PURCHASE AGREEMENT PURSUANT TO WHICH THE SHARES REPRESENTED HEREBY WERE ACQUIRED, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT AND SUCH LAWS.

6.3 Removal of Legends. Any legend endorsed on a certificate evidencing the Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares, if such Shares are being sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder, and the purchaser thereof may immediately resell such Shares without restriction and without registration; provided, however, that in the case of a sale pursuant to Rule 144, such holder of Shares shall provide such information as is reasonably requested by the Company to ensure that such Shares may be sold in reliance on Rule 144.

7.   Termination;   Liabilities   Consequent  Thereon.  This  Agreement  may  be
     terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

     (a) with respect to a Purchaser, by such Purchaser, upon notice to the Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to December 27, 2003; or

     (b) with respect to a Purchaser, by the Company, upon notice to such Purchaser if the conditions set forth in Section 5.2 to be satisfied by such Purchaser shall not have been satisfied on or prior to December 27, 2003; or

     (c) at any time by mutual agreement of the Company and Purchasers who represent at least fifty percent (50%) of the Shares being sold hereunder; or

     (d) with respect to a Purchaser, by such Purchaser, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

     (e) by the Company with respect to a Purchaser, if there has been any breach of any representation, warranty or any material breach of any covenant of such Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

     Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8.       Miscellaneous Provisions.

     8.1 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for general corporate and working capital purposes and may use a portion of such proceeds to retire certain debt obligations of the Company.

     8.2 Filings. The Company shall make all necessary filings with the SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Shares to the Purchasers as required by all applicable laws, and shall provide a copy thereof to the Purchasers promptly after such filing.

     8.3 Public Statements or Releases. Each of the parties to this Agreement agrees that it shall not make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.3 shall prevent any party hereto from making such public announcements or filings as it may consider necessary in order to satisfy its legal obligations, or from releasing a public statement acceptable to each of the parties hereto upon the completion of the offering contemplated hereby. On or before the third business day following the Closing Date, the Company will issue a press release acceptable to each of the parties hereto describing the transactions contemplated by this Agreement, and promptly thereafter file a Current Report on Form 8-K with the SEC, attaching such press release.

     8.4 Further Assurances. The parties agree to cooperate fully to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     8.5 Notification of Effectiveness of Registration Statement. The Company covenants that it will provide written notice to each Purchaser (which notice may be in electronic form) that the Company's registration statement on Form S-3 registering the Shares sold hereunder to the Purchasers has been declared effective by the SEC, which notice shall be given promptly after the Company has received notice of such effectiveness from the SEC.

     8.6 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

     8.7 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.8      Notices.

     (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

     (b)  All correspondence to the Company shall be addressed as follows:

                           EP MedSystems, Inc.
                           575 Route 73 North
                           Building D
                           West Berlin, New Jersey  08091-9293
                           Attention:  President and Chief Executive Officer
                           Facsimile:  (856) 753-8544
                           with a copy to:

                           Heller Ehrman White & McAuliffe LLP
                           120 West 45th Street
                           New York, NY  10036
                           Attention:  Salvatore J. Vitiello
                           Facsimile:  (212) 703-8923

     (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

     (d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

     8.9 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

     8.10 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

     8.11 Governing Law; Injunctive Relief.

(a) This Agreement shall be governed by and construed and enforced in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts that would apply the substantive law of any other jurisdiction.

(b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's costs, including actual attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

8.12 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.13 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party. Notwithstanding the foregoing, in the event of a Closing, the Company agrees to reimburse, upon receipt by the Company of any itemized invoice, each Purchaser for such Purchaser's reasonable out-of-pocket expenses and legal fees incurred in connection with the transactions contemplated by this Agreement; provided, however, the Company shall not be required to pay in excess of $10,000 in the aggregate for all such expenses and legal fees of all Purchasers taken together.

8.14 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers. Any Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted, with the approval of counsel to the Company, by federal and state securities laws..

8.15 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

8.16 Entire Agreement. This Agreement and exhibits attached hereto and incorporated herewith constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

8.17 Amendments. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and (a) prior to Closing, Purchasers who represent at least 66 2/3% of the Shares being sold hereunder or (b) following Closing, Purchasers holding at least 66 2/3% of the Shares; provided, however, that, in each case, no such amendment shall increase the obligations of any Purchaser without such Purchaser's written consent.

8.18 Confidential Information. Each of the Company and each Purchaser agrees to keep confidential, and not to disclose to or use for the benefit of any third party, the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential, without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the

     Securities Act and the Exchange Act) and provided further the Company will not furnish confidential information to a Purchaser without (i) informing such Purchaser regarding the nature of such information and (ii) receiving the prior express written agreement of such Purchaser. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

8.19 Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

8.19 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page has been intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the day and year first above written.

                                 EP MedSystems, Inc.

                                 By:      /s/ Reinhard Schmidt
                                          Reinhard Schmidt
                                          President and Chief Executive Officer



THE PURCHASER'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER'S SIGNATURE TO THIS COMMON STOCK PURCHASE AGREEMENT.


                                                     Exhibit A



------------------------------------------------------------------------------------------------------------------------------
                                                                                                          AGGREGATE PURCHASE
              PURCHASER                                                                 NUMBER                  PRICE
                                                      ADDRESS                 OF SHARES TO BE PURCHASED          ($)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
SF Capital Partners Ltd.               c/o STARO Asset Management, LLC                1,000,000               2,560,000
                                       3600 South Lake Dr.
                                       St. Francis, WI  53235
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Catalysis Partners, LLC                100 Wilshire Blvd.                               75,000                 192,000
                                       Santa Monica, CA  09401
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
TCMP3 Partners                         c/o Titan Capital Management                     80,000                 204,800
                                       7 Century Drive
                                       Parsippany, NJ 07054
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
C.E. Unterberg, Towbin Capital         350 Madison Avenue                              250,000                 640,000
Partners I, LP                         New York, NY 10017
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Marjorie & Clarence E. Unterberg       c/o C.E. Unterberg, Towbin                       50,000                 128,000
Foundation Inc.                        350 Madison Avenue
                                       New York, NY 10017
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Andrew Arno                            c/o C.E. Unterberg, Towbin                       20,000                  51,200
                                       350 Madison Avenue
                                       New York, NY 10017
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Andrew Arno ACF                        c/o C.E. Unterberg, Towbin                       5,000                   12,800
Jesse B. Arno UGMA                     350 Madison Avenue
                                       New York, NY 10017
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Andrew Arno ACF                        c/o C.E. Unterberg, Towbin                       5,000                   12,800
Matthew Arno UGMA                      350 Madison Avenue
                                       New York, NY 10017
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Elizabeth Arno                         11 Poplar Street                                 20,000                  51,200
                                       Stoneham, MA 02180
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Peter C. Keefe SEP-IRA                 614 Oakland Terrace                              5,000                   12,800
                                       Alexandria, VA  22302
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Alexandra B. Knop                      8085 Goshen Road                                 7,000                   17,920
                                       Malvern, PA  19355
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
William J.W. Knop                      26175 Ticonderoga Road                           9,000                   23,040
                                       Chantilly, VA  20152
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
James H. Rooney                        1801 Edgehill Drive                              20,000                  51,200
                                       Alexandria, VA  22307
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Peter J. Knop                          26175 Ticonderoga Road                           15,000                  38,400
                                       Chantilly, VA  20152
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Mary L. Mackall                        2000 Fort Drive                                  7,000                   17,920
                                       Alexandria, VA  22307
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Robert D. Van Roijen                   950 N. Orlando Avenue                            50,000                 128,000
                                       Suite 110
                                       Winter Park, FL 32789
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Patience Partners, LP                  950 N. Orlando Avenue                            10,000                  25,600
                                       Suite 110
                                       Winter Park, FL 32789
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Oracle Offshore Ltd.                   c/o Ironshore Corp. Services, Ltd.               13,000                  33,280
                                       Queensgate House
                                       So. Church Street, PO Box 1234
                                       Georgetown, Grand Cayman,
                                       Grand Cayman Islands

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Sam Oracle Investments, Inc.           200 Greenwich Avenue                             31,000                  79,360
                                       Greenwich, CT  06830
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Oracle Partners, LP                    200 Greenwich Avenue                            313,000                 801,280
                                       Greenwich, CT  06830
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Oracle Institutional Partners LP       200 Greenwich Avenue                             90,000                 230,400
                                       Greenwich, CT  06830
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Blaze Corporation                      c/o Stanley Cohen                                15,000                  38,400
                                       Royal Management
                                       405 Park Ave.
                                       New York, NY  10022
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Burton R. Rubin                        980 Fifth Avenue                                 5,000                   12,800
                                       Apt. 12A
                                       New York, NY 10021
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
J. Bruce Llewellyn                     300 Central Park West                            10,000                  25,600
                                       Apt. 17D
                                       New York, NY 10024
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Atlas Fund, LLC                        181 W. Madison, 36th Floor                     1,000,000               2,560,000
                                       Chicago, IL  60602
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
James E. Borner & Ann B. Borner JTWROS 400 West End Ave., Apt 17A                       15,000                  38,400
                                       New York, NY  10034
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Charles A. DeBare                      47 East 88th Street, Apt 8C                      15,000                  38,400
                                       New York, NY  10128
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Mary A. DeBare                         47 East 88th Street, Apt 8C                      15,000                  38,400
                                       New York, NY  10128
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Scott A. Sampson TEE FBO: SAS Trust    c/o Sampson Investments                          20,000                  51,200
I  U/A/D 7/30/93                       222 Erie Street
                                       Milwaukee, WI 53202
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Stuart Schapiro Money Purchase Plan    41 Winged Foot Drive                             20,000                  51,200
                                       Larchmont, NY 10538
------------------------------------------------------------------------------------------------------------------------------

                                    Exhibit B

                   Form of Heller Ehrman White & McAuliffe LLP

                                     Opinion

                                  See attached.

                                    Exhibit C

                         Form of Investor Questionnaire